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                                                                   EXHIBIT 99.1

      Please
      mark                      REVOCABLE PROXY
[X]   your                 CCB FINANCIAL CORPORATION
      votes as
      in this
      example.


                        Special Meeting of Stockholders

                         ________, 2000 -- 11:00 a.m.

 The undersigned hereby appoints ______________ and _____________, and each of them, with full power of substitution, as Proxies, and authorizes them to represent and to vote, as designated below, all of the shares of common stock of CCB Financial Corporation that the undersigned is entitled to vote at the Special Meeting of Shareholders to be held on ________, 2000, or at any adjournments thereof. No Proxy that instructs a vote against the Agreement and Plan of Merger described below will be voted in favor of any adjournment to solicit further Proxies for such proposal.

1. Approval of the Agreement and Plan of Merger, dated as of March 17, 2000, between CCB Financial Corporation and National Commerce Bancorporation.

   For  Against  Abstain
   [_]    [_]      [_]

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournments thereof.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEM 1, THE APPROVAL OF THE AGREEMENT AND PLAN OF MERGER.

 Please sign exactly as your name appears on this Proxy. When shares are held by joint tenants, both may sign, but only one signature is required. When signing as attorney-in-fact, executor, administrator, personal representative, trustee or guardian, please give full title as such. If a corporation, partnership or other entity, please sign in full corporate, partnership or other entity name by President or other authorized person.

Please be sure to sign and date      Date
  this Proxy in the box where             -------------------------------
           indicated

---------------------------               -------------------------------
  Shareholder sign above                   Co-holder (if any) sign above

   Detach above card, date, sign and mail in postage-paid envelope provided.

                           CCB FINANCIAL CORPORATION

 THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE ABOVE SIGNED SHAREHOLDER, BUT IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEM 1. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

 The above signed shareholder acknowledges receipt from CCB Financial Corporation prior to the execution of this Proxy of the Notice of Special Meeting and the related Joint Proxy Statement/Prospectus.

           PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY PROMPTLY
                   USING THE ENCLOSED POSTAGE-PAID ENVELOPE.